Exhibit (23)

Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 8-K, into Regal-Beloit Corporation's previously filed Registration Statements, File Nos. 33-25480, 33-25233, 33-82076, and 33-8934.


/s/ Arthur Andersen LLP

Arthur Andersen LLP


Milwaukee, Wisconsin
February 1, 2002